                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           FIRST OTTAWA BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                 April 12, 2001



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of First Ottawa Bancshares, Inc. (the "Company") to be held at the offices of the Company, 701-705 LaSalle Street, Ottawa, Illinois, on Wednesday, May 16, 2001 at 3:00 p.m., Ottawa time (the "Annual Meeting").

     The Annual Meeting will be held for the purposes of electing directors and transacting such other business as may properly come before the meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

     The 2000 Annual Report to Stockholders of the Company, including financial statements, is furnished herewith.

                                   Sincerely,


                                   /s/ Joachim J. Brown
                                   -------------------------------------
                                   JOACHIM J. BROWN
                                   CHIEF EXECUTIVE OFFICER AND PRESIDENT

FIRST OTTAWA BANCSHARES, INC.
701-705 LASALLE STREET
P.O. BOX 657
OTTAWA, ILLINOIS 61350


NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2001

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Ottawa Bancshares, Inc. will be held at the offices of the Company, 701-705 LaSalle Street, Ottawa, Illinois, on Wednesday, May 16, 2001 at 3:00 p.m., Ottawa time (the "Annual Meeting"), for the following purposes:

     1.   to elect directors; and

     2. to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 28, 2001 will be entitled to notice of and to vote at the Annual Meeting.

                                      By order of the Board of Directors,

                                      /s/ Cheryl D. Gage
                                      ------------------------
                                      CHERYL D. GAGE
                                      SECRETARY


Ottawa, Illinois
April 12, 2001


PLEASE DATE, SIGN AND RETURN THE PROXY FOR THE COMPANY'S ANNUAL MEETING PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FIRST OTTAWA BANCSHARES, INC.
701-705 LASALLE STREET
P.O. BOX 657
OTTAWA, ILLINOIS 61350

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2001

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Ottawa Bancshares, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 16, 2001 (the "Annual Meeting") and at any adjournment or postponement thereof. Only stockholders of record at the close of business on March 28, 2001 will be entitled to notice of and to vote at the Annual Meeting. The Company had outstanding 662,281 shares of common stock ("Common Stock") as of the close of business on March 28, 2001. There are no other voting securities. Each stockholder is entitled to one vote per share for all matters to come before the Annual Meeting other than the election of directors.

     At the Annual Meeting, directors are to be elected with each stockholder being entitled to cumulate his or her votes. Under cumulative voting, each stockholder entitled to vote is entitled to vote as many votes as equal the number of shares of Common Stock owned and multiplied by the number of directors to be elected. Each stockholder may cast all of such votes for a single candidate or distribute them among the number of director positions to be filled or among any two or more candidates as such stockholder may see fit. Except as otherwise instructed by a stockholder, each properly executed and returned Proxy that grants authority to vote for one or more nominees proposed by the Company and named below will authorize the proxies to cumulate all votes which the stockholder is entitled to cast and to allocate such votes among such nominees as such proxies determine, in their sole and absolute discretion. If individuals other than the nominees proposed by the Company and named below are nominated for director of the Company, the proxies intend to distribute the number of votes as to which they have discretionary authority with respect to cumulative voting in such manner as will assure the election of all nominees proposed by the Company and named below or, if they shall have insufficient votes for such purpose, the election of as many of such nominees as is possible.

     If a quorum is present at the Annual Meeting, the nine (9) nominees for director receiving the greatest number of votes will be elected. Except as otherwise instructed by a stockholder, each properly executed and returned Proxy will be voted FOR the election of the nominees proposed by the Company and named below and as recommended by the Board of Directors with respect to any other proposal. The enclosed Proxy is solicited by the Board of Directors. If the Proxy in such form is properly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the instructions thereon at the Annual Meeting. Such Proxy, if given, may be revoked by the stockholder executing it any time prior to its being voted by giving written notice of such revocation to the Secretary of the Company, by executing and duly delivering a subsequent proxy, or by attending the Annual Meeting and voting in person.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote from which such stockholder abstained. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, although counted for purposes of determining the presence of a quorum, such shares will not be considered as present and entitled to vote with respect to that matter.

     In case the nominees named herein for election as directors are not available when the election occurs, proxies in the accompanying form may be voted for a substitute. The Company expects the nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying Notice of Annual Meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

     In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

     This Proxy Statement and the form of proxy for use at the Annual Meeting are first being mailed to stockholders of the Company on or about April 12, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Except as shown in the table below, to the knowledge of the Company, no stockholder owns more than 5% of the Company's Common Stock. The following table shows the number of shares of Common Stock of the Company beneficially owned as of March 28, 2001 by all directors, all nominees, each named executive officer and all directors, nominees and executive officers as a group:

                                                  AMOUNT AND NATURE
       NAME OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP(2)               PERCENT OF CLASS(3)
------------------------------------     --------------------------------     --------------------------------
DIRECTORS, NOMINEES AND EXECUTIVE
    OFFICERS
         Bradley J. Armstrong                            1,040      (4)                           *
         Joachim J. Brown                                4,000                                    *
         John L. Cantlin                                 1,222                                    *
         Patty P. Godfrey                               20,957      (5)                        3.2%
         Thomas E. Haeberle                             27,526      (6)                        4.2%
         Donald J. Harris                                1,310      (7)                           *
         Erika S. Kuiper(1)                             51,211                                 7.7%
         Thomas P. Rooney                                2,200                                    *
         William J. Walsh                               15,500                                 2.3%

 DIRECTORS, NOMINEES AND EXECUTIVE                     128,950                                19.5%
OFFICERS AS A GROUP
(13 persons)

--------------------------------------------------------------
*    Less than one percent.

(1) The mailing address for Erika S. Kuiper is c/o First Ottawa Bancshares, Inc., 701-705 LaSalle Street, Ottawa, Illinois 61350.

(2) Except as otherwise indicated in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Common Stock listed opposite his or her name.

(3) Based upon 662,281 shares of Common Stock of the Company issued and outstanding at March 28, 2001.

(4) Includes 40 shares held in a custodial capacity for the benefit of a minor child.

(5) Includes 13,857 shares held by her spouse, 100 shares held jointly with her spouse and 600 shares held jointly with her children.

(6) Includes 26,295 shares held in trusts for which Mr. Haeberle has sole voting power.

(7)  Includes 1,275 shares held jointly with his spouse.



                              ELECTION OF DIRECTORS

     The by-laws of the Company provide for a Board of Directors consisting of nine (9) directors. The Company's by-laws further provide that all directors hold office for one-year terms. Therefore, the term of office of all of the Company's directors will expire at the Annual Meeting. The Board has selected Bradley J. Armstrong, Joachim J. Brown, John L. Cantlin, Patty P. Godfrey, Thomas E. Haeberle, Donald J. Harris, Erika S. Kuiper, Thomas P. Rooney and William J. Walsh for nomination for re-election as directors to serve until the 2002 annual meeting of stockholders and until their respective successor is elected and qualified.

              INFORMATION REGARDING NOMINEES AND EXECUTIVE OFFICERS

     The following information is furnished with respect to each person who has been nominated for election as a director and each person who is an executive officer of the Company or of its wholly-owned subsidiary, The First National Bank of Ottawa:


NOMINEES
         NAME                               AGE
         ----                               ---
         Bradley J. Armstrong                39
         Joachim J. Brown                    52
         John L. Cantlin                     52
         Patty P. Godfrey                    63
         Thomas E. Haeberle                  49
         Donald J. Harris                    47
         Erika S. Kuiper                     54
         Thomas P. Rooney                    48
         William J. Walsh                    62

EXECUTIVE OFFICERS
         NAME                               AGE   POSITION
         ----                               ---   --------
         Joachim J. Brown                    52   President/Chief Executive Officer
         Mark D. Dunavan                     45   Vice President and Trust Officer
         Cheryl D. Gage                      44   Secretary
         Donald J. Harris                    47   Executive Vice President & Chief Operating Officer
         Marshall A. Martyn                  46   Senior Vice President/Loans
         James J. Sabino                     51   Executive Vice President/Chief Lending Officer
         William J. Walsh                    62   Chairman of the Board

NOMINEES

BRADLEY J. ARMSTRONG has been President of Armstrong & Associates, Inc., a registered investment advisory firm, since 1989. He has been a director of the Company since May, 1999.

JOACHIM J. BROWN has been President/Chief Executive Officer of the Company and the Bank since November 1, 1999. Prior to joining the Company, he was President and Chief Executive Officer of First National Bank of LaGrange and President and Chief Operating Officer of FNBC of LaGrange, Inc. from 1985 to 1999. He has been a director of the Company since November, 1999.

JOHN L. CANTLIN has been the owner of John L. Cantlin & Associates, a law firm with offices in Ottawa and Earlville, since 1977. He has been a director of the Company since February, 1999.

PATTY P. GODFREY has been a real estate broker with Coldwell Banker/Haeberle and Associates, Inc. since 1979. She has been a director of the Company since May, 2000.

THOMAS E. HAEBERLE has been the President of Coldwell Banker/Haeberle and Associates, Inc. since 1979. He has been a director of the Company since 1997.

DONALD J. HARRIS has been Executive Vice President and Chief Operating Officer of the Company and the Bank since November 1, 1999. From July 1, 1994 to October 31, 1999 he was Executive Vice President, Cashier and Trust Officer of the Company and the Bank. From August 11, 1999 to October 31, 1999 he served as Interim Chief Executive Officer of the Company and the Bank. From 1988 to July 1, 1994 he was Vice President and Trust Officer of the Bank. He has been a director of the Company since May, 2000 and has been employed by the Company since 1979.

ERIKA S. KUIPER is the beneficial owner of Strawn Centennial Farms, Ottawa, Illinois. From 1985 to June 1991 she was the owner of Erika S. Kuiper, CFP(TM), EA, an accounting/taxation firm. She has been a director of the Company since 1991.

THOMAS P. ROONEY is an Oral and Maxillofacial Surgeon with offices in Ottawa, Peru and Morris who is on the staff of five area hospitals from Morris to Princeton. He has been a director of the Company since May, 1999.

WILLIAM J. WALSH has been Chairman of the Board since July, 1999 and is the President of the Bill Walsh Automotive Group, the parent company for various automobile dealerships and leasing companies. He has been a director of the Company since 1977.

EXECUTIVE OFFICERS

MARK D. DUNAVAN is a Vice President and Trust Officer of the Bank. He has been employed by the Bank since 1978.

CHERYL D. GAGE is the Secretary of the Company and the Bank. She has been employed by the Company since 1975.

MARSHALL A. MARTYN is the Senior Vice President/Loans of the Bank. He has been employed by the Bank since 1987.

JAMES J. SABINO is the Executive Vice President/Chief Lending Officer of the Company and the Bank. He has been employed by the Company since January, 2000. Prior to joining the Company, he was Regional Vice President and Sales Manager for First Midwest Bank since 1990.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Each of the Company's directors is elected at the Annual Meeting and serves until the next Annual Meeting and until his or her successor has been duly elected and qualified. The Board of Directors of the Company also serves as the Board of Directors of the Bank. Each director received $1,000 per regular meeting attended for his or her services as a director of the Company during 2000. In addition, Directors participate in the Director Supplemental Retirement Plan which is described below. The Company does not compensate directors for their attendance at special meetings. The Board of Directors of the Company held 13 regular meetings during 2000. The Board has three standing committees: an Audit Committee, a Nominating Committee and a Compensation Committee. Each of the directors participated in at least 75% of the meetings of the Board and of the committees of which he or she is a member.

     AUDIT COMMITTEE. The Audit Committee is responsible for recommending the appointment of the Company's outside public accountants and meeting with such accountants with respect to the scope and review of the annual audit. Additional responsibilities of the Audit Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of the Company with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of the Company as may be directed by the Board of Directors. The Audit Committee currently consists of Directors Kuiper, Godfrey, Walsh and Haeberle. The Audit Committee met eleven (11) times during the year ended December 31, 2000.

     COMPENSATION COMMITTEE. The Compensation Committee advises the Board of Directors on matters of management, organization and succession, recommends persons for appointments to key employee positions and makes recommendations to the Board of Directors regarding compensation for officers and key employees. The Compensation Committee currently consists of the entire Board. The Compensation Committee met once during the year ended December 31, 2000.

     NOMINATING COMMITTEE. The Nominating Committee recommends persons for election as directors of the Company and makes recommendations to the Board of Directors regarding the structure and membership of the various committees of the Board of Directors, including the Nominating Committee itself. The Nominating Committee will consider nominees recommended by stockholders if such recommendations comply with the Company's By-laws. The Nominating Committee currently consists of the entire Board. The Nominating Committee met once during the year ended December 31, 2000.

     DIRECTOR RETIREMENT PLAN. The Bank adopted a retirement plan (the "Director Supplemental Retirement Plan") which became effective as of August 25, 2000. Each of the Directors of the Company is also a Director of the Bank and is therefore a participant in the Director Supplemental Retirement Plan. Under the Director Supplemental Retirement Plan, a participant receives a retirement benefit based on the earnings on a specific life insurance policy. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the director. The life insurance liability reserve account is distributed to the director over a period of ten years at retirement or early retirement. In addition, annual earnings in excess of the opportunity costs are distributed annually after retirement for the life of the director.

     Under the Director Supplemental Retirement Plan, each director may also elect to defer a portion or all of his or her current director fees. The Bank will establish a liability reserve account for each director that elects to defer fees and credit that account in an amount equal to those deferrals. The liability reserve account will be credited with interest at a rate equal to 130% of the five year treasury bill. The deferred fees liability reserve account no longer accrues interest after a director retires or terminates service. At retirement, early retirement or termination of service, the deferred fees liability reserve account is distributed to the director according to the payment scheduled elected by the director.

     The Bank's obligations under the life insurance benefit portion of the plan are unfunded; however, the Bank has purchased life insurance policies on each insurable participant. The policies are actuarially designed to offset all of the plan's costs during the life of the participant and to provide a complete recovery of all plan costs at his or her death. The Bank is the sole owner of all policies.

     The life insurance benefit for each insurable director is being provided by an Endorsement Split Dollar Plan. The Bank endorses a specified percentage of the net-at-risk life insurance portion of a policy (total death benefit less cash value of policy) on the life of each participant for payment to the designated beneficiary of that director. The Bank owns the policy and its entire surrender value.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee acts under a written charter which was adopted by the Board of Directors in fiscal 2000. Each of the members of the Audit Committee is independent as defined by our standards as set forth in the Audit Committee Charter and the Nasdaq listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     For the fiscal year ended December 31, 2000, the Audit Committee (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's outside auditor, Crowe, Chizek and Company LLP ("Crowe Chizek") all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Crowe Chizek disclosures regarding Crowe Chizek's independence as required by Independence Standards Board Standard No. 1 and discussed with Crowe Chizek its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     AUDIT COMMITTEE FEE DISCLOSURES

     Set forth below is a discussion of the fees billed to us by Crowe Chizek during fiscal 2000:

     AUDIT FEES

     The aggregate fees and expenses billed to us by Crowe Chizek in connection with our fiscal 2000 audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q for the year 2000 totaled $40,675.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were incurred during fiscal 2000 for information technology services.

     ALL OTHER FEES

     The aggregate fees and expenses billed to us by Crowe Chizek for all other non-audit services rendered to the Company for the year ended December 31, 2000, totaled $55,844.

     AUDIT COMMITTEE INDEPENDENCE

     The Audit Committee has considered the role of Crowe Chizek in providing us with non-audit services, such as information technology services and non-audit services, and has concluded that such services are compatible with Crowe Chizek's independence from management and from us.

     Audit Committee:

     Erika S. Kuiper, Patty P. Godfrey, William J. Walsh and Thomas E. Haeberle

     The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate remuneration for the years ended December 31, 2000, 1999 and 1998 for services in all capacities for the Company and the Bank by the individuals who served as chief executive officer in the last fiscal year and each other executive officer of the Company or the Bank who received compensation above $100,000 during the last fiscal year (the "Named Executive Officers").

                                                                            ANNUAL COMPENSATION
                                                        ------------------------------------------------------------
NAME AND PRINCIPAL POSITION                 YEAR              SALARY               BONUS            OTHER ANNUAL
                                                                                                    COMPENSATION
Joachim J. Brown, Chief Executive           2000            $180,000.00(2)              -               $7,200.00(3)
Officer and President(1)                    1999             $27,833.36                 -               $1,200.00(3)

Donald J. Harris, Executive Vice            2000            $104,814.00           $ 3,750.00            $8,000.00(4)
President & Chief Operating Officer         1999             $91,686.26           $15,609.00                 -
                                            1998             $81,384.13           $14,485.00                 -

James J. Sabino, Executive Vice             2000            $121,606.00           $ 3,750.00            $4,800.00(3)
President & Chief Lending Officer

--------------------------------------------------------------
(1) The Board of Directors appointed Joachim J. Brown as Chief Executive Officer and President of the Company on November 1, 1999.

(2) Inclusive of director's fees paid to Joachim J. Brown for serving on the Company's and the Bank's Boards of Directors.

(3)  Automobile allowance.

(4) Director's fees paid to Donald J. Harris for serving on the Company's and the Bank's Boards of Directors.

EMPLOYMENT CONTRACTS

     Joachim J. Brown has a three-year employment agreement. Under the terms of the agreement, Mr. Brown serves as Chief Executive Officer and President of the Company and the Bank. The agreement specifies a minimum annual salary of $180,000 and provides for increases based on base salary levels at competitive financial institutions. The agreement also provides that Mr. Brown is entitled to participate in a stock appreciation rights plan to be established by the Company and in any employee stock option plan established by the Company. Mr. Brown's annual salary is inclusive of director's fees for serving on the Company's and the Bank's Boards of Directors.

     The Company may terminate the agreement at any time for "cause" without incurring any additional obligations. The agreement provides severance benefits in the event Mr. Brown is (i) terminated without cause or (ii) resigns or is terminated following a change of control. The severance benefits are equal to the salary and benefits Mr. Brown would have received through the end of the term of the agreement.

     Donald J. Harris is a party to a severance agreement with the Company. Pursuant to this agreement, if a change in control (as defined in the agreements) occurs and if, within two (2) years of that change of control, Mr. Harris resigns for good reason (as defined in the agreement), then Mr. Harris is entitled to his base annual salary and health and life insurance benefits from the Company for the period from the date of his resignation until the end of the two (2) year period following the change of control.

EMPLOYEE BONUS PLAN

     In January, 2000, the Bank established an annual cash bonus plan (the "Bonus Plan") for all employees of the Bank other than the President and the Executive Vice Presidents. Pursuant to the Bonus Plan, an account tracks a hypothetical quantity of 75,000 shares of the common stock of the Bank. A bonus pool is determined based on the change in book value, subject to certain adjustments, of the hypothetical quantity of stock during each calendar year. The Bank will pay 50% of the bonus pool to employees pro rata based on salary. The Bank will pay the other 50% of the bonus pools to employees at the discretion of the supervisors. In May, 2000, the Bank established a similar bonus plan for the President and Executive Vice Presidents (the "Executive Officer Bonus Plan"). The Executive Officer Bonus Plan provides for similar tracking of a hypothetical quantity of 75,000 shares of common stock of the Bank. The Bank will pay 50% of the change in book value of these shares to the President and 25% each to the two Executive Vice Presidents. For the year 2000, Mr. Harris and Mr. Sabino each earned $3,750.00 under the Executive Officer Bonus Plan and the $7,500.00 bonus otherwise payable to Mr. Brown was, at his direction, paid to other employees of the Bank.

PENSION PLAN TABLE

                                               Pension Plan Table(1)
---------------------------------------------------------------------------------------------------------------------
    Remuneration        Considered                                   Years of service
  (Average Salary)       Salary(2)
                                       ------------------------------------------------------------------------------
                                             15              20             25              30              35
--------------------- ---------------- --------------- --------------- -------------- --------------- ---------------
     $125,000           $125,500         $32,228         $42,970        $45,900         $64,455         $64,455
      150,000            150,000          38,790          51,720         55,275          77,580          77,580
      175,000            160,000          41,415          55,220         59,025          82,830          82,830
      200,000            160,000          41,415          55,220         59,025          82,830          82,830
      225,000            160,000          41,415          55,220         59,025          82,830          82,830
      250,000            160,000          41,415          55,220         59,025          82,830          82,830
      300,000            160,000          41,415          55,220         59,025          82,830          82,830
      400,000            160,000          41,415          55,220         59,025          82,830          82,830
      450,000            160,000          41,415          55,220         59,025          82,830          82,830
      500,000            160,000          41,415          55,220         59,025          82,830          82,830

--------------------------------------------------------------
(1) The above table shows the estimated annual straight-life with ten-year certain annuity benefit payable under the qualified retirement program to employees with the specified remuneration (average salary during the five consecutive years that compensation was the highest within the last ten years(3)) and specified years of service(4) upon retirement at age 65. The compensation used to calculate the Average Salary and the number of years of credited service for each executive officer are as follows: Donald J. Harris, $93,000, 20 years.
(2) Internal Revenue Code Section 401(a)(17) limits the annual compensation which can be recognized in a qualified pension plan. The limit for 1999 is $160,000. The 1999 limit is used because the plan was frozen effective December 31, 1999.
(3) Compensation after 1999 is not considered because the plan was frozen effective December 31, 1999.
(4) Credited service after 1999 is not considered because the plan was frozen effective December 31, 1999.

BOARD OF DIRECTORS' REPORT ON COMPENSATION

     Compensation decisions during the fiscal year ended December 31, 2000 were made by the Board of Directors, which included Joachim J. Brown, Chief Executive Officer and President of the Company and the Bank and Donald J. Harris, Executive Vice President & Chief Operating Officer of the Company and the Bank. Mr. Brown did not participate in board deliberations or voting concerning his compensation, which has been established by his employment agreement. Mr. Harris did not participate in board deliberations or voting concerning his compensation.

     The decisions made by the Board of Directors as to executive compensation are subjective in nature, and not subject to specific criteria. Set forth below are certain considerations taken into account in determining compensation for the chief executive officer and the other executive officers.

     Base Salaries - In determining the base salaries for the chief executive officer and other executive officers, the board reviews salaries to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. In approving 2000 base salaries, the board reviewed an Illinois Bankers' Association Annual Compensation Survey. Pursuant to his employment agreement, Joachim J. Brown was paid a base salary of $180,000 in 2000.

     Bonuses - The Executive Officer Bonus Plan is described above. As noted above and consistent with the Executive Officer Bonus Plan, Mr. Harris and Mr. Sabino were each granted a bonus of $3,750.000 and the $7,500.00 bonus otherwise payable to Mr. Brown was, at his direction, paid to other employees of the Bank.

     This report is submitted on behalf of the Board of Directors: Bradley J. Armstrong, Joachim J. Brown, John L. Cantlin, Patty P. Godfrey, Thomas E. Haeberle, Donald J. Harris, Erika S. Kuiper, Thomas P. Rooney and William J. Walsh.

     The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PERFORMANCE GRAPH

     A graph comparing the yearly cumulative total return for the Common Stock of the Company to the yearly cumulative total returns for the S&P 500 Composite Index and a peer index is not included herein because the Common Stock of the Company is not traded on any national or regional securities exchange and there is no established public trading market for it.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Several of the Company's directors, officers and employees and their affiliates, including corporations or firms of which they are officers or in which they or members of their families have an ownership interest, are customers of the Company and have had transactions in the ordinary course of business of the Company, including borrowings of material amounts. Such loans, in the opinion of management of the Company, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the loan was originated for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectibility or present any other unfavorable features. As of March 28, 2001, the Company had an aggregate of approximately $1,808,724 of outstanding loans to its directors and executive officers and their affiliates.

     John L. Cantlin, a director of the Company, is the owner of the law firm of John L. Cantlin & Associates, Ottawa, Illinois, which is one of several law firms which the Company routinely retains for various legal matters involving the Company, such as foreclosures and collections.

     On January 21, 2000, the Company repurchased 2,014 shares of Common Stock of the Company from Thomas E. Haeberle and 9,705 shares of Common Stock of the Company from trusts in which Mr. Haeberle has beneficial interests at $57.00 per share pursuant to the Company's tender offer dated December 6, 1999 as more fully described in Note 12 to the Consolidated Financial Statements of the Company included in the 1999 Annual Report to Stockholders.




              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Common Stock of the Company, to file an initial report of their ownership of the Company's securities on Form 3 and to file reports of changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file. All Section 16(a) forms required to be filed were timely filed, except Erika S. Kuiper filed one late Form 5.


                                    AUDITORS

     Representatives of Crowe, Chizek and Company LLP, the Company's independent auditors, are not expected to be present at the Annual Meeting.


                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders in 2002 must be received by the Bank by December 13, 2001 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting.


IMPORTANT

     All stockholders are cordially invited to attend the Annual Meeting in person.

     If you cannot be present at the Annual Meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

                                     (front)


                       PLEASE SIGN AND RETURN IMMEDIATELY


                          FIRST OTTAWA BANCSHARES, INC.


                          PROXY FOR 2001 ANNUAL MEETING

KNOW ALL MEN BY THESE PRESENT, that I, the undersigned stockholder of First Ottawa Bancshares, Inc., Ottawa, Illinois, do hereby constitute and appoint William J. Walsh and Thomas E. Haeberle, or either of them, my true and lawful attorney with full power of substitution for me and in my name, place and stead to vote all the capital stock of said Company standing in my name on its books on March 28, 2001 at the annual meeting of its stockholders to be held at the office of the Company, 701-705 LaSalle Street, Ottawa, Illinois, on May 16, 2001 at 3:00 p.m., or at any adjournment thereof, with all the power the undersigned would possess if personally present, as follows:

Votes MUST be indicated (X) in Black or Blue Ink.

                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.
1.   Election of 9 Directors:

         Nominees: Bradley J. Armstrong, Joachim J. Brown, John L. Cantlin,
                   Patty P. Godfrey, Thomas E. Haeberle, Donald J. Harris, Erika S. Kuiper, Thomas P. Rooney and William J. Walsh


                                          FOR      WITHHOLD   FOR ALL EXCEPT
                                          [ ]        [ ]           [ ]

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write that nominee's name in the space provided below.)

Exceptions: _______________________________________________________________

2. Any other business which may properly be brought before the meeting or any adjournment thereof.


               (Continued - To be Dated and Signed on Other Side)

                                     (back)


     This Proxy when properly executed, will be voted as instructed herein by the undersigned stockholder. If no instructions are given, this Proxy will be voted FOR Item 1. If any other business is properly brought at said meeting, this Proxy shall be voted in accordance with the judgment of the person holding such proxy.

     This Proxy is solicited on behalf of the Board of Directors of First Ottawa Bancshares, Inc. This Proxy may be revoked prior to its exercise.

                                  The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

                                  Date: ___________________________, 2001


                                  ____________________________________________
                                                  Signature


                                  ____________________________________________
                                         Signature, if held jointly

                                  (Please sign exactly as name appears hereon.
                                  Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. Corporation proxies should be signed by an authorized officer.)



               MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


Note: If authority is granted to vote for one or more nominees for Director, unless otherwise specified below, this proxy will authorize the proxies to cumulate all votes represented hereby and to allocate such votes among such nominees as the proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected. To specify a different manner of cumulative voting, write "Cumulate For", the name(s) of the nominee(s) and the number of votes in the space that follows. See the accompanying proxy statement for further information.

                                   APPENDIX A



                          FIRST OTTAWA BANCSHARES, INC.

                             AUDIT COMMITTEE CHARTER


     The audit committee is appointed by the board of directors to assist the board of directors in undertaking and fulfilling its responsibilities in monitoring:

-    the integrity of the financial statements of the Company;

-    the compliance by the Company with legal and regulatory requirements; and

-    the independence and performance of the Company's outside auditors.

     The members of the audit committee shall meet the independence requirements set forth in Rule 4200(a)(15) of the NASD's listing standards* or any successor or replacement rule. Each member of the audit committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, statement of operations and statement of cash flows, or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such audit committee member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The number of members of the audit committee shall be determined by the board of directors, but in no event shall consist of less than three individuals. The members of the audit committee shall be appointed by the board of directors and shall serve terms of such length as the board of directors may determine.

     The audit committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The audit committee may request any officer or employee of the Company or the Company's outside counsel or outside auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee and provide pertinent information as necessary.

     The audit committee shall meet at such times and from time to time as it deems appropriate. The audit committee shall report regularly to the board of directors with such recommendations as the audit committee may deem appropriate.

     On behalf of the board of directors, the audit committee shall:

     1. Review and reassess the adequacy of this audit committee charter annually and recommend any proposed changes to the board of directors for approval.

2. Review with management and the outside auditor the Company's annual audited financial statements and the outside auditor's report thereon, including major issues regarding accounting principles and auditing standards and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the outside auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the outside auditor the Company's quarterly financial statements prior to the release of quarterly earnings or filing of such statements with the Securities and Exchange Commission.

5. Meet periodically with management and the outside auditor to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's accounting and auditing principles and practices as suggested by the outside auditor or management.

7. Select and recommend to the board of directors the appointment of the outside auditor, which firm is ultimately accountable to the audit committee and the board of directors.

8.   Approve the fees to be paid to the outside auditor.

9. Ensure its receipt of periodic reports and statements from the outside auditor regarding the auditor's objectivity and independence, including, without limitation, a formal written statement delineating all relationships between the outside auditor and the Company consistent with Independent Standards Board Standard 1, discuss such reports and statements with the outside auditor, and if so determined by the audit committee, recommend that the board of directors take appropriate action to oversee the independence of the outside auditor.

10. Evaluate the performance of the outside auditor and, if so determined by the audit committee, recommend that the board of directors replace the outside auditor.

11. Review policies and procedures with respect to management expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

12. Meet with the outside auditor prior to the annual audit to review the scope, planning and staffing of the audit.

13. Obtain from the outside auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

14. Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the annual audit.

15. Review with the outside auditor any problems or difficulties the outside auditor may have encountered and any management letter provided by the outside auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions encountered by the outside auditor on the scope of its auditing procedures or its access to required information.

16. Prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

17. Advise the board of directors with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

18. Review with the Company's outside counsel legal and regulatory matters, if any, that may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with the Company's chief financial officer and the outside auditor in separate executive sessions.

     The audit committee shall also undertake such additional activities within the scope of its primary function as the audit committee may from time to time determine or as may otherwise be required by law, the Company's by-laws or certificate of incorporation or the board of directors. The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors of the Company. While the audit committee has the responsibilities and powers set forth in this audit committee charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of the Company's management. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor or to assure compliance with laws and regulations.

     The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his or her acting as a member of the audit committee against any liability or expense actually or reasonably incurred by such person in respect thereof. This indemnity shall be in addition to any rights of indemnity otherwise available to any such member.

     The material in this audit committee charter is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date this charter is first included in the Company's annual proxy statement filed with the Securities and Exchange Commission and irrespective of any general incorporation language contained in such filing.

-------------------------------
* Under Rule 4200(a)(15) of the NASD's listing standards, (i) an "independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and (ii) the following persons shall not be considered independent:

(A) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

(B) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

(C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer (immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home);

(D) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

(E) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.